Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-136744, No. 333-127778, No. 333-108561, No. 333-44437 and No. 333-15929) of our report dated August 8, 2007, with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries included in this Transition Report (Form 10-K) for the period of June 1, 2006 thru December 31, 2006.

/s/ Kirkland, Russ, Murphy & Tapp P.A.
Kirkland, Russ, Murphy & Tapp P.A.

Clearwater, Florida
August 8, 2007